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                                                                     EXHIBIT 5.1



September 8, 2006

Members of the Board of Directors
ING USA Annuity and Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

Re: ING USA Global Funding Trusts $5,000,000,000 Global Debt Issuance Program (the "Program")

Ladies and Gentlemen:

     The undersigned, as Counsel with ING U.S. Legal Services, and in that capacity acting as counsel for ING USA Annuity and Life Insurance Company, an Iowa stock insurance corporation (the "Company"), delivers this opinion in connection with the establishment of the Program pursuant to which one or more newly formed common law trusts (each a "Trust") each will issue secured medium-term notes (the "Notes") with the Notes issued by each Trust secured by a funding agreement (in the form filed as an exhibit to the Registration Statement (as defined below) (each a "Funding Agreement") to be entered into between the Company and the relevant Trust.

     Each Trust will be formed for the sole purpose of facilitating the issuance of the Notes. The Company has filed a Registration Statement on Form S-3 (File No. 333-123457), on March 18, 2005, as amended by Amendment No. 1, filed on April 22, 2005, Amendment No. 2, filed on May 17, 2005, Post-Effective Amendment No. 1 filed on June 16, 2006 and Post-Effective Amendment No. 2 filed on September 8, 2006 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") including a prospectus (including the documents incorporated by reference therein, the "Prospectus") relating to the Notes, a prospectus supplement to the Prospectus relating to the Notes to be sold to institutional investors (the "Institutional Prospectus Supplement" and, together with the Prospectus, the "Institutional Prospectus") and a prospectus supplement to the Prospectus relating to the Notes under the INGSM USA CoreNotes(R) program to be issued from time to time by the Trusts (the "Retail Prospectus Supplement" and, together with the Prospectus, the "Retail Prospectus").

     The undersigned, as counsel for the Company, is familiar with and has examined, either personally or through attorneys under the direction, supervision or control of the undersigned, the articles of incorporation and bylaws of the Company,


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other corporate records, instruments and other documents as deemed necessary or appropriate in order to render the opinions set forth herein. The undersigned, either personally or through attorneys under the direction, supervision or control of the undersigned, have also reviewed, supervised and participated in the preparation of the Registration Statement.

     Based upon the foregoing, and relying upon the correctness of all statements of fact contained in the certificates, records, and other documents which the undersigned has examined either personally or through attorneys under the direction, supervision or control of the undersigned, and subject to the limitations, qualifications, caveats and exceptions set forth below, the undersigned is of the opinion that:

     1. The Funding Agreements, when issued in accordance with the Institutional Prospectus or Retail Prospectus, as applicable, and as contemplated by the Registration Statement, will be legal and binding obligations of the Company in accordance with their terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity, including applicable insurance company insolvency laws.

     I express no opinion herein other than as to the law of the State of Colorado. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to my attention.

     I hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


Very truly yours,

/s/ Eric G. Banta
Counsel
ING U.S. Legal Services